Exhibit 99.1

Financial Statements and Report of Independent Registered Public Accounting Firm

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

December 31, 2012 and 2011

2

114 West 47th Street, 19th Floor New York, NY 10036 Telephone: 212.785.9700 Fax: 212.785.0700 www.kbl.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Cardax Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of Cardax Pharmaceuticals, Inc., (A Development Stage Company) (the “Company”), as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the two years then ended, and for the period from inception of the development stage (March 23, 2006) to December 31, 2012. Management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cardax Pharmaceuticals, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the two years then ended, and for the period from inception of the development stage (March 23, 2006) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, and is dependent upon debt and equity financing to provide sufficient working capital to maintain continuity. These circumstances create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KBL, LLP

KBL, LLP

New York, NY

January 31, 2014

3

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

BALANCE SHEETS

As of December 31,

	2012	2011
ASSETS

CURRENT ASSETS
Cash	$7,799	$68,127
Inventory	986,674	986,674
Deposits and other assets	39,704	99,276
Prepaid expenses	11,183	3,095

Total current assets	1,045,360	1,157,172

NON-CURRENT ASSETS
Property and equipment, net	1,404	99,268
Intangible assets, net	435,010	430,465

Total non-current assets	436,414	529,733

TOTAL ASSETS	$1,481,774	$1,686,905

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued payroll and payroll related expenses	$3,696,897	$3,025,627
Notes payable, current portion, net of discount of $65,173 and $288,439 as of December 31, 2012 and 2011, respectively	3,609,098	2,257,085
Accounts payable	712,186	759,056
Accrued interest	673,975	310,207
Fees payable to directors	533,001	470,001
Lease settlement payable, current portion	251,184	221,250
Employee settlement	50,000	50,000
Patent license payable, current	15,833	12,500
Other current liabilities	4,424	5,666

Total current liabilities	9,546,598	7,111,392

NON-CURRENT LIABILITIES
Convertible notes payable, less current portion	500,000	500,000
Lease settlement payable, less current portion	-	251,184
Patent license payable, less current portion	20,000	30,000

Total non-current liabilities	520,000	781,184

COMMITMENTS AND CONTINGENCIES	-	-

Total liabilities	10,066,598	7,892,576

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred Series A - $0.001 par value; 40,118,013 shares authorized, issued, and outstanding	40,118	40,118
Preferred Series B - $0.001 par value; 55,555,555 shares authorized, 20,237,459 issued and outstanding	20,237	20,237
Common stock - $0.001 par value; 150,000,000 shares authorized, 9,488,227 issued and outstanding	9,488	9,488
Additional paid in capital	19,881,825	19,717,588
Deficit accumulated during the development stage	(28,536,492)	(25,993,102)

Total stockholders' equity (deficit)	(8,584,824)	(6,205,671)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,481,774	$1,686,905

The accompanying notes are an integral part of these financial statements.

4

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

STATEMENTS OF OPERATIONS

For the

			March 23, 2006,
	Year ended	Year ended	(Inception) to
	December 31,	December 31,	December 31,
	2012	2011	2012

REVENUES	$10,000	$14,475	$92,903

OPERATING EXPENSES:
Research and development	702,792	1,095,448	14,597,956
Selling, general, and administrative expenses	979,285	1,288,343	12,419,389
Depreciation and amortization	123,206	169,172	1,386,995

Total operating expenses	1,805,283	2,552,963	28,404,340

Loss from operations	(1,795,283)	(2,538,488)	(28,311,437)

OTHER INCOME (EXPENSES):
Interest expense, net	(734,168)	(529,167)	(3,567,463)
Net loss on sale of assets	(1,254)	-	(28,648)
Research grant income	-	408,843	1,179,646
Gain on debt extinguishment	-	786,945	786,945
Federal and state tax credits	-	-	1,506,596
Dividend income	-	-	55,206
Other expenses, net	(12,685)	(8,073)	(157,337)

Total other expenses	(748,107)	658,548	(225,055)

Loss before the provision for income taxes	(2,543,390)	(1,879,940)	(28,536,492)

PROVISION FOR INCOME TAXES, net	-	-	-

NET LOSS	$(2,543,390)	$(1,879,940)	$(28,536,492)

NET LOSS PER SHARE
Basic	$(0.27)	$(0.20)
Diluted	$(0.27)	$(0.20)

SHARES USED IN CALCULATION OF NET INCOME PER SHARE
Basic	9,488,227	9,488,227
Diluted	9,488,227	9,488,227

The accompanying notes are an integral part of these financial statements.

5

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the period beginning March 23, 2006,
(date of inception) and ended December 31, 2012

	Common Stock		Preferred Series A		Preferred Series B		Additional	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In-Capital	Deficit	Total

Balance at March 23, 2006	-	$-	-	$-	-	$-	$-	$-	$-

Issuance of common stock	9,447,100	9,447	-	-	-	-	1,571,787	-	1,581,234

Issuance of Series A Preferred stock	-	-	40,118,013	40,118	-	-	6,674,742	-	6,714,860

Stock based compensation	-	-	-	-	-	-	771,460	-	771,460

Stock option exercise	6,842	7	-	-	-	-	297	-	304

Net loss	-	-	-	-	-	-	-	(4,104,289)	(4,104,289)

Balance at December 31, 2006	9,453,942	9,454	40,118,013	40,118	-	-	9,018,286	(4,104,289)	4,963,569

Issuance of Series B preferred stock	-	-	-	-	8,235,868	8,236	3,697,817	-	3,706,053

Issuance of Series B Preferred stock warrants	-	-	-	-	-	-	255,398	-	255,398

Stock based compensation	-	-	-	-	-	-	319,019	-	319,019

Stock option exercise	20,000	20	-	-	-	-	1,380	-	1,400

Net loss	-	-	-	-	-	-	-	(7,908,993)	(7,908,993)

Balance at December 31, 2007	9,473,942	9,474	40,118,013	40,118	8,235,868	8,236	13,291,900	(12,013,282)	1,336,446

Issuance of Series B Preferred stock	-	-	-	-	5,996,624	5,997	2,692,488	-	2,698,485

Issuance of Series B Preferred stock warrants	-	-	-	-	-	-	122,436	-	122,436

Stock based compensation	-	-	-	-	-	-	138,868	-	138,868

Stock option exercise	14,285	14	-	-	-	-	986	-	1,000

Net loss	-	-	-	-	-	-	-	(6,700,148)	(6,700,148)

Balance at December 31, 2008	9,488,227	9,488	40,118,013	40,118	14,232,492	14,233	16,246,678	(18,713,430)	(2,402,913)

Conversions of notes payable and accrued interest	-	-	-	-	1,653,310	1,653	742,337	-	743,990

Issuance of Series B Preferred stock warrants	-	-	-	-	-	-	508,672	-	508,672

Stock based compensation	-	-	-	-	-	-	165,949	-	165,949

Net loss	-	-	-	-	-	-	-	(1,451,711)	(1,451,711)

Balance at December 31, 2009	9,488,227	9,488	40,118,013	40,118	15,885,802	15,886	17,663,636	(20,165,141)	(2,436,013)

The accompanying notes are an integral part of this financial statement.

6

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the period beginning March 23, 2006,
(date of inception) and ended December 31, 2012

	Common Stock		Preferred Series A		Preferred Series B		Additional	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-In-Capital	Deficit	Total

Balance at December 31, 2009	9,488,227	9,488	40,118,013	40,118	15,885,802	15,886	17,663,636	(20,165,141)	(2,436,013)

Issuance and conversion of mandatorily convertible notes	-	-	-	-	3,401,329	3,401	830,045	-	833,446

Issuance of mandatorily convertible notes	-	-	-	-	-	-	258,652	-	258,652

Issuance of Series B Preferred stock warrants	-	-	-	-	-	-	268,555	-	268,555

Stock based compensation	-	-	-	-	-	-	123,809	-	123,809

Net loss	-	-	-	-	-	-	-	(3,948,021)	(3,948,021)

Balance at December 31, 2010	9,488,227	9,488	40,118,013	40,118	19,287,131	19,287	19,144,697	(24,113,162)	(4,899,572)

Conversion of mandatorily convertible notes	-	-	-	-	611,485	611	15,908	-	16,519

Issuance of Series B Preferred stock	-	-	-	-	338,843	339	152,140	-	152,479

Issuance of Series B Preferred stock warrants	-	-	-	-	-	-	358,003	-	358,003

Stock based compensation	-	-	-	-	-	-	46,840	-	46,840

Net loss	-	-	-	-	-	-	-	(1,879,940)	(1,879,940)

Balance at December 31, 2011	9,488,227	9,488	40,118,013	40,118	20,237,459	20,237	19,717,588	(25,993,102)	(6,205,671)

Issuance of Series B Preferred stock warrants	-	-	-	-	-	-	140,592	-	140,592

Stock based compensation	-	-	-	-	-	-	23,645	-	23,645

Net loss	-	-	-	-	-	-	-	(2,543,390)	(2,543,390)

Balance at December 31, 2012	9,488,227	$9,488	40,118,013	$40,118	20,237,459	$20,237	$19,881,825	$(28,536,492)	$(8,584,824)

The accompanying notes are an integral part of this financial statement.

7

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

STATEMENTS OF CASH FLOWS

For the

			March 23, 2006,
	Year ended	Year ended	(Inception) to
	December 31,	December 31,	December 31,
	2012	2011	2012

Cash flows from operating activities:
Net loss	$(2,543,390)	$(1,879,940)	$(28,536,492)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	92,596	140,332	1,001,554
Amortization	30,610	28,840	137,754
Stock based compensation expense	23,645	46,840	1,589,590
Discount amortization	363,858	279,286	1,587,871
Net loss on sale of assets	1,254	-	(28,648)
Loss on abandonment of patents	-	-	48,507
Changes in assets and liabilities:
Deposits and other assets	59,572	61,227	(39,704)
Prepaid expenses	(8,088)	(1,311)	3,702
Inventory	-	-	(986,674)
Accrued payroll and payroll related expenses	671,270	1,035,273	3,573,088
Accounts payable	(48,173)	(1,841,187)	712,186
Accrued interest	363,768	179,946	673,975
Fees payable to directors	63,000	92,163	533,001
Patent license payable	(6,667)	(10,000)	35,833
Other current liabilities	(1,242)	(63,781)	4,424
Lease settlement payable	(221,250)	472,434	251,184
Employee settlement	-	-	50,000

Net cash used in operating activities	(1,159,237)	(1,459,878)	(19,388,849)

Cash flows from investing activities:
Purchases of property and equipment	-	-	(698,904)
Proceeds from sale of property and equipment	4,014	-	112,759
Expenditures on patents	(35,155)	(56,769)	(621,271)

Net cash used in investing activities	(31,141)	(56,769)	(1,207,416)

Cash flows from financing activities:
Proceeds from the issuance of common stock	-	-	1,581,275
Proceeds from the issuance of Series A preferred stock	-	-	6,714,860
Proceeds from the issuance of Series B preferred stock	-	16,858	7,259,402
Proceeds from the exercise of stock options	-	-	2,663
Proceeds from the issuances of convertible notes payable	1,180,000	2,103,655	8,165,764
Repayment of principal on convertible notes payable	(49,950)	(587,576)	(3,119,900)

Net cash provided by financing activities	1,130,050	1,532,937	20,604,064

NET (DECREASE) INCREASE IN CASH	(60,328)	16,290	7,799

Cash at the beginning of the period	68,127	51,837	-

Cash at the end of the period	$7,799	$68,127	$7,799

NON-CASH FINANCING AND INVESTING ACTIVITIES:

Issuance of stock for property and equipment	$-	$-	$388,165
Issuance of stock for deposits and other assets	$-	$-	$14,885
Conversion of convertible notes payable to series B preferred stock	$-	$-	$743,990
Issuance of Series B Preferred stock warrants	$140,592	$358,003	$1,653,044

SUPPLEMENTAL DISCLOSURES:

Cash paid for interest	$4,500	$51,581	$39,386

The accompanying notes are an integral part of these financial statements.

8

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – COMPANY BACKGROUND

Cardax Pharmaceuticals, Inc., (the “Company”) was incorporated in the State of Delaware on March 23, 2006. The Company was formed for the purpose of developing a platform of proprietary, exceptionally safe, small molecule compounds for large unmet medical needs where oxidative stress and inflammation play important causative roles. The Company’s platform has application in arthritis, metabolic syndrome, liver disease, and cardiovascular disease, as well as macular degeneration and prostate disease. The Company's current primary focus is on the development of astaxanthin technologies. Astaxanthin is a naturally occurring marine compound that has robust anti-oxidant and anti-inflammatory activity.

In May 2006 Hawaii Biotech, Inc., contributed its anti-inflammatory, small molecule line of business into the Company; see Note 7 for a description of the assets contributed, liabilities assumed, and Company stock issued in exchange.

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 915, Development Stage Entities. A development stage enterprise is one in which planned and principal operations have not commenced or, if its operations have commenced, there has been no significant revenue there from. Development-stage companies report cumulative costs from the enterprise’s inception.

The Company has primarily devoted its efforts to raising capital, obtaining financing, designing and patenting products, research and development, and administrative functions. These financial statements assume that the Company will operate as a continuing entity. Management of the Company expects to raise additional capital and financing to provide the Company with sufficient cash flow to meet its current obligations and continue as a viable business venture.

For the year ended December 31, 2012 and 2011 and inception to December 31, 2012, the Company had net losses of $2,543,390, $1,879,940, and $28,536,492, respectively. Additionally, the Company had an accumulated deficit of $28,536,492 and $25,993,102, for the years ended December 31, 2012 and 2011, respectively, and used cash in operating activities of $1,159,237, $1,459,878, and $19,388,849, for the years ended December 31, 2012 and 2011 and from inception to December 31, 2012, respectively. Those factors create an uncertainty about the Company’s ability to continue as a going concern. Although there can be no assurances, management believes that the Company will be able to obtain additional financing through debt and equity arrangements such that it can continue operating through 2014. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

9

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect the accounts and operations of the Company.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in our financial statements and the accompanying notes. Estimates in these financial statements include asset valuations, estimates of future cash flows from and the economic useful lives of long-lived assets, certain accrued liabilities, income taxes and tax valuation allowances, and fair value estimates. Despite management’s intention to establish accurate estimates and reasonable assumptions, actual results could differ materially from these estimates and assumptions.

Cash

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. The Company held no cash equivalents at December 31, 2012 and 2011.

The Company maintains cash and cash equivalent deposit accounts at several financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company’s cash balance at times may exceed these limits. As of December 31, 2012 and 2011, the Company did not have any amounts in excess of federally insured limits on deposit.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined using the average cost method. Market is defined as sales price less cost to dispose and a normal profit margin. Inventory costs include materials and third party costs.

Management provides a reserve against inventory for known or expected inventory obsolescence. The reserve is determined by specific review of inventory items for product age and quality which may affect salability. At December 31, 2012 and 2011, management determined that a reserve was not necessary.

Property and equipment, net

Property and equipment are recorded at cost, less depreciation. Equipment under capital lease obligations and leasehold improvements are amortized on the straight-line method over the shorter period of the lease term or the estimated useful life of the equipment.  Such amortization is included in depreciation and amortization in the financial statements.

10

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment, net (continued)

Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets as follows.

Furniture and office equipment	7 years
Research and development equipment	3 to 7 years
Information technology equipment	5 years
Software	3 years

Major additions and improvements are capitalized, and routine expenditures for repairs and maintenance are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is charged to income for the period.

Impairment of long-lived assets

In accordance with ASC No. 360, Property, Plant, and Equipment, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets, as appropriate, may not be recoverable.

When the sum of the undiscounted future net cash flows expected to result from the use and the eventual disposition is less than the carrying amounts, an impairment loss would be measured based on the discounted cash flows compared to the carrying amounts. There was no impairment charge recorded for the years ended December 31, 2012 and 2011 and from inception to December 31, 2012.

Research grant income

The Company recognizes revenue on cost reimbursement grant award contracts when allowable and reimbursable expenses are incurred, and upon meeting the legal and contractual requirements of the funding source.

Fair value measurements

US GAAP establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

11

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value measurements (continued)

The three levels of the fair value hierarchy are described below:

Level 1:	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2:	Inputs to the valuation methodology include:

▪	Quoted prices for similar assets or liabilities in active markets;

▪	Quoted prices for identical or similar assets or liabilities in inactive markets;

▪	Inputs other than quoted prices that are observable for the asset or liability; and

▪	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

As of December 31, 2012 and 2011, there were no recurring fair value measurements of assets and liabilities subsequent to initial recognition.

The fair value of the preferred stock warrants is based on unobservable inputs. Such instruments are generally classified within Level 3 of the fair value hierarchy. The Company estimated the fair value of the warrants using an option-pricing model incorporating assumptions that market participants would use in their estimates of fair value. Some of these assumptions include estimates for interest rates, expected dividends, and the fair value of the underlying preferred stock. The estimated fair value of the underlying preferred stock is itself determined using an option-pricing method. Under this method, the fair value of an enterprise’s common and preferred stock is estimated as the net value of a series of call options, representing the present value of the expected future returns to the stockholders.

The Company’s other financial instruments include borrowings under notes payable. The carrying values of its financial instruments approximate their fair values due to the fact that they are short-term in nature at December 31, 2012 (Level 3).

At December 31, 2011, the Company estimated the fair value of its notes payable based upon rates currently offered for debt of similar maturities and terms (Level 3). The Company estimated the fair value of its long term debt to approximate its carrying value.

12

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Warrants

Debt instruments with detachable warrants to acquire shares that may be redeemable are accounted for in accordance with ASC No. 470, Debt. Under ASC No. 470, detachable warrants to purchase the Company’s series A preferred stock were classified as a discount on the underlying note on the consolidated balance sheets and carried at fair value. The Company initially measured the warrants at fair value on issuance.

Differences between fair value of the series B preferred stock and warrants on the date of grant were recorded as additional paid in capital.

Stock based compensation

The Company accounts for stock based compensation costs under the provisions of ASC No. 718, Compensation—Stock Compensation, which requires the measurement and recognition of compensation expense related to the fair value of stock based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all share based payments granted to employees based on the grant date fair value estimated in accordance with the provisions of ASC No. 718. ASC No. 718 is also applied to awards modified, repurchased, or canceled during the periods reported.

Basic and diluted net income (loss) per share

The Company’s convertible redeemable preferred stock was entitled to receive dividends of up to 8.5% at the original issue price per annum when and if dividends are declared on the common stock and thereafter participate pro rata on an as converted basis with the common stock holders on any distributions to common stockholders. They were therefore participating securities. As a result, the Company calculates the net income (loss) per share using the two-class method. Accordingly, the net income (loss) attributable to common stockholders is derived from the net income (loss) for the period and, in periods in which the Company has net income attributable to common stockholders, an adjustment is made for the noncumulative dividends and allocations of earnings to participating securities based on their outstanding shareholder rights. Under the two-class method, the net loss attributable to common stockholders is not allocated to the convertible redeemable preferred stock as the convertible redeemable preferred stock did not have a contractual obligation to share in the Company’s losses.

The diluted net income (loss) per share attributable to common stockholders is computed by giving effect to all potential common stock equivalents outstanding for the period determined using the treasury stock method or the as-if converted method as applicable. In periods when the Company incurred a net loss attributable to common stockholders, stock options and warrants to purchase common stock were considered to be common stock equivalents, but have been excluded from the calculation of diluted net loss per share attributable to common stockholders as their effect is antidilutive.

13

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax reporting purposes, net operating loss carry-forwards, and other tax credits measured by applying currently enacted tax laws. A valuation allowance is provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

The Company determines whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Company uses a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon tax authority examination, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

The Company files income tax returns in the United States (“U.S.”) Federal and the States of Hawaii and California jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply.

The following represents the open tax years and jurisdictions that the Company used in its evaluation of tax positions:

Open tax years ending
December 31,	Jurisdiction
2010 - 2013	U.S. Federal
2010 - 2013	State of Hawaii
2010 - 2013	State of California

The Company did not recognize any tax liabilities for income taxes associated with unrecognized tax benefits as of December 31, 2012 and 2011. It is the Company’s policy is to include interest and penalties related to unrecognized tax benefits, if any, within the provision for taxes in the statements of operations.

14

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

The Company expenses all advertising costs as incurred and are included as an element of general and administrative costs in the accompanying statements of operations. There were no advertising expenses for the years ended December 31, 2012 and 2011 and from inception to December 31, 2012.

Research and development

Research and development costs are expensed as incurred and consists primarily of salaries and wages of scientists and related personnel engaged in research and development activities, scientific consultations, manufacturing of product candidates, third-party research, laboratory supplies, rents associated with operating leased laboratory equipment, and scientific advisory boards. The focus of these costs is on the development of astaxanthin technologies.

Recently issued accounting standards

In May 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-04, Fair Value Measurements, which amends the fair value measurement guidance and includes some enhanced disclosure requirements. The most significant change in disclosures is an expansion of the information required for Level 3 measurements based on unobservable inputs. The standard is effective for fiscal years beginning after December 15, 2011. The Company adopted this standard in the first quarter of 2012. The adoption of this standard did not have a material effect on the Company’s consolidated financial statements.

In September 2011, the FASB ASU No. 2011-08, Intangibles – Goodwill and Other Testing Goodwill for Impairment, issued amendments to its accounting guidance on testing goodwill for impairment. The amendments allow entities to use a qualitative approach to test goodwill for impairment. This permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is required to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. This guidance is effective for annual and interim goodwill impairment test performed for fiscal years beginning after December 15, 2011 and early adoption is permitted. The Company adopted this standard in the first quarter of year 2012 and the implementation thereof did not have a material impact on the Company’s consolidated financial statements.

15

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently issued accounting standards (continued)

In February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (ASU 2013-02), to require reporting of the impact of significant reclassifications out of accumulated other comprehensive income or loss on the line items on the statement of operations, if a reclassification is required in its entirety in one reporting period. This ASU is effective for interim and annual periods beginning after December 15, 2012. The adoption of the ASU did not have a significant impact on the Company’s financial statements.

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists, to specify when an unrecognized tax benefit should be presented as a liability versus an offset against a deferred tax asset. The ASU is effective prospectively for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2013. The Company is currently assessing the impact of this ASU on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – INVENTORY

Inventory consists of the following as of December 31:

	2012	2011
Processed materials	$986,674	$986,674
Total inventories	$986,674	$986,674

At December 31, 2012 and 2011, $924,452, in inventory was stored at one of the Company’s suppliers, which was located in Germany.

16

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 4 – PROPERTY AND EQUIPMENT, net

Property and equipment, net, consists of the following as of December 31:

	2012	2011
Research and development equipment	$686,673	$686,673
Leasehold improvements	153,161	153,161
Furniture and office equipment	78,678	89,386
Information technology equipment	75,060	75,060
Software	9,386	9,386
	1,002,958	1,013,666
Less accumulated depreciation	(1,001,554)	(914,398)
Total property and equipment, net	$1,404	$99,268

Depreciation expense was $92,596, $140,332, and $1,001,554, for the years ended December 31, 2012 and 2011, and inception to December 31, 2012, respectively.

NOTE 5 – INTANGIBLE ASSETS, net

Intangible assets, net, consists of the following as of December 31:

	2012	2011
Patents	$572,764	$537,609
Less accumulated amortization	(137,754)	(107,144)
Total intangible assets, net	$435,010	$430,465

Patents are amortized straight-line over a period of fifteen years. Amortization expense was $30,610, $28,840, and $137,754, for the years ended December 31, 2012 and 2011, and from inception to December 31, 2012, respectively.

17

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 6 – LONG-TERM CONVERTIBLE NOTES PAYABLE, net

The Company’s notes payable outstanding as of December 31, 2012 and 2011, were as follows:

	2012	2011
2011 Short-term unsecured promissory note. Originated on April 1, 2011, at 12% interest per annum. All principal and interest was due in full on October 1, 2011. This note was in default as of December 31, 2011, but was repaid in full in 2012. A warrant to purchase 22,200 shares of preferred Series B stock was issued in conjunction with this note for $50.	$-	$49,950

2008 Unsecured promissory note. Originated on November 12, 2008. Principal of $100,000 with $45,000 to be repaid by June 30, 2009, with $10,000 in monthly payments thereafter until repaid in full. Requires a one-time interest payment of $15,000. This note was in default as of December 31, 2012 and 2011.	55,000	55,000

2012 Short-term unsecured promissory notes. Originated at various dates in 2012 with maturities ranging from three months to one year and interest rates ranging from 8% to 12%. All of these notes were subsequently either converted into Bridge Loans or repaid in 2013. The Bridge Loans accrue interest at 10% per annum with outstanding principal and interest due in 2014. These notes will automatically convert into common shares upon a reverse merger with a public entity at the rate of $0.625 per share. Warrants to purchase 224,220 shares of preferred Series B stock were issued in conjunction with these notes.	829,047	-

2009 Non-mandatorily convertible, unsecured note. Originated on March 31, 2009, principal of $500,000 accrues interest at 8% per annum. Principal and interest due in full on March 31, 2014. Convertible at the option of the note holder into Series B preferred stock at a rate of $0.45 per share. A warrant to purchase 222,222 shares of preferred Series B stock was issued in conjunction with this note.	500,000	500,000

(Continued on next page)	$1,384,047	$604,950

18

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 6 – LONG-TERM CONVERTIBLE NOTES PAYABLE, net (continued)

(Continued from previous page)	$1,384,047	$604,950

2010 Secured promissory notes. Principal of $549,450 originated on September 23, 2010 and $62,438 originated on November 12, 2010. Accrued interest at 10% or 14% per annum. Maturity of all notes was extended from September 23, 2012 to March 23, 2013 by majority note holder approval. Interest rate was 2% higher during the period of extension. These notes were secured by all of the Company’s intellectual property. Warrants to purchase 339,937 shares of preferred Series B stock were issued in conjunction with these notes for $612. All of these notes were subsequently either converted into the Bridge Loans or repaid in 2013.	611,888	611,888

2011 Secured promissory notes. Principal of $1,828,686 originated at various dates of 2011. Accrued interest at 10% per annum. Maturity of all notes was extended from September 23, 2012 to March 23, 2013 by majority note holder approval. Interest rate was 2% higher during the period of extension. These notes were secured by all of the Company’s intellectual property. Warrants to purchase 1,015,934 shares of preferred Series B stock were issued in conjunction with the debt for $1,829. All of these notes were subsequently either converted into the Bridge Loans or repaid in 2013.	1,828,686	1,828,686

2012 Secured promissory notes. Principal of $349,650 originated in February and March of 2012. Accrued interest at 10% per annum. Maturity of all notes was extended from September 23, 2012 to March 23, 2013 by majority note holder approval. Interest rate was 2% higher during the period of extension. These notes were secured by all of the Company’s intellectual property. Warrants to purchase 194,250 shares of preferred Series B stock were issued in conjunction with the debt for $350. All of these notes were subsequently either converted into the Bridge Loans or repaid in 2013.	349,650	–

Total notes payable	4,174,271	3,045,524

Current maturities of long-term notes, net of discount	3,609,098	2,257,085

Discount attributable to current maturities	65,173	288,439

Total current maturities	3,674,271	2,545,524

Notes payable, less current maturities	$500,000	$500,000

19

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 6 – LONG-TERM CONVERTIBLE NOTES PAYABLE, net (continued)

Interest

Interest expense on these notes was $370,310, $249,881, and $1,977,592, for the years ended December 31, 2012 and 2011, and from inception to December 31, 2012, respectively. Interest accrued on these notes as of December 31, 2012 and 2011, was $673,975 and $310,207, respectively.

Note conversions

Management tested the conversion of the 2012 short-term unsecured promissory notes and 2010 to 2012 secured promissory notes to bridge loans in 2013 for potential extinguishment accounting.  Because the fair market value of the notes prior to conversion as compared to the fair market value of the notes subsequent the conversion was less than a 10% difference, management concluded to apply modification accounting and are accruing interest based on the new note terms.

Discount

A discount on these notes of $65,173 and $288,439, at December 31, 2012 and 2011, respectively, was based on the fair value of detachable warrants issued at the time of funding. This discount is being amortized straight-line over the term of the underlying note. Discount amortization of $363,858, $279,286, and $1,589,871 for the years ended December 31, 2012 and 2011 and from inception to December 31, 2012, respectively, was recognized as interest expense.

A summary of the debt discount activity for the years ended December 31, 2012 and 2011, is as follows:

Balance January 1, 2011	$209,722
Debt discount recorded on 2011 notes	358,003
Amortization of debt discount	(279,286)
Balance December 31, 2011	288,439
Debt discount recorded on 2012 notes	140,592
Amortization of debt discount	(363,858)
Balance at December 31, 2012	$65,173

Maturities

As of December 31, 2012, the principal maturities of the Company's long-term debt were as follows:

Year ending December 31,
2013	$3,674,271
2014	500,000
Total principal payments	$4,174,271

20

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 7 – STOCKHOLDERS’ EQUITY

Formation

The Company was incorporated in the State of Delaware on March 23, 2006. In May 2006 Hawaii Biotech, Inc., contributed its anti-inflammatory, small molecule line of business into the Company which consisted of the following assets and liabilities:

Cash	$7,007,371
Due from Hawaii Biotech, Inc.	1,000,000
Prepaid expenses	14,279
Employee note receivable	288,576
Fixed assets, net of depreciation of $181,905	388,165
Other assets	606

Total assets	8,698,997

Accounts and accrued expenses payable	138,921
Due to Hawaii Biotech, Inc.	70,279
Equipment leases payable	181,203

Total liabilities	390,403

Net assets transferred	$8,308,594

The Company issued (i) 9,447,100 shares of common stock of the Company, (ii) 14,440,920 shares of Series A Preferred Stock of the Company, (iii) 11,113,544 shares of Series B Preferred Stock of the Company and (iv) 13,859,324 shares of Series C Preferred Stock of the Company to Hawaii Biotech, Inc., in exchange for the assets and liabilities contributed to the Company. The above shares were then distributed by Hawaii Biotech, Inc. to its shareholders. An additional 704,225 shares of Series C Preferred Stock were issued as part of the initial capitalization of the Company.

Authorized shares

On formation, the Company was authorized to issue 10,000 shares of common stock with a par value of $0.001 per share. On May 5, 2006, the Articles of Incorporation were amended and restated. As part of this amendment, the number of authorized shares increased to 219,582,802 of which 127,000,000 were designated as common stock and the remaining 92,582,802 was designated as preferred stock. The 92,582,802 of preferred stock was allocated 14,440,920 to Series A, 11,113,544 Series B, 42,028,338 to Series C with 25,000,000 undesignated. Par value for all classes of stock was 0.001.

21

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 7 – STOCKHOLDERS’ EQUITY (continued)

On January 30, 2007, the Articles of Incorporation were amended and restated. As part of this amendment, the number of authorized shares increased to 245,673,568 of which 150,000,000 were designated as common stock and the remaining 95,673,568 was designated as preferred stock. The 95,673,568 of preferred stock was allocated 40,118,013 to Series A and 55,555,555 to Series B. As part of this amendment all outstanding shares of Series A, B, and C preferred stock on the date of amendment were converted to shares of Series A preferred stock. Par value for all classes of stock was 0.001.

Dividends

Subject to the rights of any series of Preferred Stock that may from time to time come into existence, the holders of Series A and Series B preferred stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at the rate of 8.5% of the original Series A Series and B issue prices, per annum, on each outstanding share of Series A and Series B preferred stock on a pari passu basis, payable in preference and priority to any payment of any dividend on common stock of the Company for such year. The right to such dividends on Preferred Stock shall not be cumulative, and no rights shall accrue to the holders of Preferred Stock by reason of the fact that the Company may have failed to declare or pay dividends on Preferred Stock in any previous fiscal year of the Company, whether or not earnings of the Company where sufficient to pay such dividends. No dividend shall be paid on common stock in any year, other than dividends payable solely in common stock, until all dividends for such year have been declared and paid on preferred stock. No dividends were accrued or paid during 2012 and 2011.

Liquidation preference

The holders of Series A and Series B preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock by reason of their ownership of such stock, the amount of $0.33, the original Series A issue price, and $0.45, the original Series B issue price, (in each case adjusted for any stock dividends, combinations or splits with respect to such shares) for each share of Series A and Series B preferred stock, respectively, then held by them, and, in addition, an amount equal to all declared but unpaid dividends on Series A and Series B preferred stock, respectively, held by them.

22

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 7 – STOCKHOLDERS’ EQUITY (continued)

Liquidation preference (continued)

If the assets and funds thus distributed among the holders of Series A and Series B preferred stock shall be insufficient to permit the payment to such holders of full aforesaid preferential amounts, then, subject to the rights of series of preferred stock that may from time to time come into existence, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of Series A and Series B preferred stock in the respective proportions which the aggregate preferential amount of all shares of Series A and Series B preferred stock then held by each such holder bears to the aggregate preferential amount of all shares of Series A and Series B preferred stock outstanding as of the date of the distribution upon the occurrence of such liquidation event.

After payment has been made to the holders of preferred stock of the full amounts to which they shall be entitled as aforesaid, the holders of Series A preferred stock, Series B preferred stock and common stock shall participate on a pro rata basis based on the number of Common Stock equivalent shares held by a holder in the distribution of all remaining assets of the Company legally available for distribution, with the outstanding shares of Series A and Series B preferred stock treated as though they had been converted into the appropriate number of shares of Common Stock.

Conversion rights

Each share of Series A and Series B preferred stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such series of Series A or Series B preferred stock into such number of fully paid and non-assessable shares of common stock as is determined by dividing $0.33 in the case of Series A preferred stock and $0.45 in the case of Series B preferred stock, by the applicable Conversion Price, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of Series A or Series B preferred stock shall initially be $0.33 per share with respect to shares of Series A preferred stock and $0.45 per share with respect to shares of Series B preferred stock.

Voting rights

The holder of each share of common stock issued and outstanding shall have one vote and the holder of each share of preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock could be converted.

Exercise of stock options

The Company issued common stock pursuant to the exercise of stock options as follows:

Year	Common shares issued	Average Price	Amount Realized
2006	6,842	$0.044	$304
2007	20,000	$0.070	$1,400
2008	14,285	$0.070	$1,000

23

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 8 – STOCK BASED COMPENSATION

On May 15, 2006, the Company adopted the 2006 Stock Incentive Plan (the “Plan”). Under the Plan, the Company may issue shares of restricted stock, incentive stock options, or non-statutory stock options to employees, directors, and consultants. The aggregate number of shares which may be issued under the Plan is 16,521,704, which was increased by 1,456,786 to 17,978,490 as part of the Series B Offering in 2007.

Incentive stock options may be granted to employees at a price per share not less than 100% of the fair market value at date of grant. If the incentive stock option is granted to a 10% stockholder, then the purchase or exercise price per share shall not be less than 110% of the fair market value per share of common stock on the grant date. Non-statutory stock options and restricted stock may be granted to employees, directors, and consultants at a price per share, not less than 100% of the fair market value at date of grant. Options granted are exercisable, unless specified differently in the grant documents, over a default term of ten years from the date of grant and generally vest over a period of four years.

A summary of stock option activity is as follows:

	Options	Weighted average exercise price	Weighted average remaining contractual term in years	Aggregate intrinsic value
Outstanding January 1, 2011	17,933,091	$0.07	5.02	$305,810
Exercisable January 1, 2011	15,238,858	$0.07	4.99	$304,777
Granted	-	-
Exercised	-	-
Forfeited	-	-
Outstanding December 31, 2011	17,933,091	$0.07	4.17	$358,662
Exercisable December 31, 2011	16,602,622	$0.07	4.05	$332,052
Granted	-	-
Exercised	-	-
Forfeited	(2,642,605)	$0.07
Outstanding December 31, 2012	15,290,486	$0.07	3.89	$305,810
Exercisable December 31, 2012	14,524,861	$0.07	3.75	$290,497

24

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 8 – STOCK OPTION PLAN (continued)

The aggregate intrinsic value in the table above is before applicable income taxes and represents the excess amount over the exercise price option recipients would have received if all options had been exercised on the date of issue, based on a valuation of the Company’s stock for that day.

A summary of the Company’s non-vested options for the year ended December 31, 2012, is presented below:

	2012	2011
Non-vested at January 1,	1,330,469	2,694,233
Granted	-	-
Vested	(564,844)	(1,363,764)
Forfeited	-	-
Non-vested at December 31,	765,625	1,330,469

As of December 31, 2012, total unrecognized stock-based compensation expense related to all unvested stock options was $10,691, which is expected to be expensed over a weighted average period of 1.50 years.

Under ASC No. 718, the Company estimates the fair value of stock options granted on each grant date using the Black-Scholes option valuation model and recognizes an expenses ratably over the requisite service period. The range of fair value assumptions related to options outstanding as of December 31, 2012 and 2011, were as follows:

	2012	2011
Dividend yield	0.0%	0.0%
Risk-free rate	0.92% - 5.15%	0.92% - 5.15%
Expected volatility	116% - 170%	116% - 170%
Expected term	2.5 - 7.5 years	2.5 - 7.5 years

The expected volatility was calculated based on the historical volatilities of publicly traded peer companies, determined by the Company. The risk free interest rate used was based on the U.S. Treasury constant maturity rate in effect at the time of grant for the expected term of the stock options to be valued. The expected dividend yield was zero, as the Company does not anticipate paying a dividend within the relevant time frame. Due to a lack of historical information needed to estimate the Company’s expected term, it was estimated using the simplified method allowed under ASC No. 718.

25

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 8 – STOCK OPTION PLAN (continued)

As part of the requirements of ASC No. 718, the Company is required to estimate potential forfeitures of stock grants and adjust stock based compensation expense accordingly. The estimate of forfeitures will be adjusted over the requisite service period to the extent that actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized in the period of change and will also impact the amount of stock based compensation expenses to be recognized in future periods.

The Company recognized $23,645, $46,840, and $1,589,590, in stock based compensation expense during the years ended December 31, 2012 and 2011, and inception to December 31, 2012, respectively.

NOTE 9 – WARRANTS

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Outstanding January 1, 2011	3,144,127	$0.45	5.86	-
Exercisable January 1, 2011	3,144,127	$0.45	5.86	-
Granted	1,038,134	$0.45	5.00
Exercised	-
Forfeited/Cancelled	-
Outstanding December 31, 2011	4,182,261	$0.45	4.77	-
Exercisable December 31, 2011	4,182,261	$0.45	4.77	-
Granted	418,470	$0.45	5.00
Exercised	-
Forfeited/Cancelled	(906,760)	$0.45
Outstanding December 31, 2012	3,693,971	$0.45	4.81	-
Exercisable December 31, 2012	3,693,971	$0.45	4.81	-

26

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 9 – WARRANTS (continued)

Under ASC No. 718, the Company estimates the fair value of warrants granted on each grant date using the Black-Scholes option valuation model. The fair value of warrants issued with debt is recorded as a debt discount and amortized over the life of the debt.

The range of fair value assumptions related to warrants outstanding as of December 31, 2012 and 2011, were as follows:

	2012	2011
Dividend yield	0.0%	0.0%
Risk-free rate	0.62% - 4.59%	0.62% - 4.59%
Expected volatility	108% - 167%	108% - 167%
Expected term	2.5 - 10.0 years	2.5 - 10.0 years

The expected volatility was calculated based on the historical volatilities of publicly traded peer companies, determined by the Company. The risk free interest rate used was based on the U.S. Treasury constant maturity rate in effect at the time of grant for the expected term of the warrants to be valued. The expected dividend yield was zero, as the Company does not anticipate paying a dividend within the relevant time frame. The expected warrant term is the life of the warrant.

NOTE 10 – RELATED PARTY TRANSACTIONS

Consulting agreement

As part of a 2009 consulting agreement, a director provided consulting services to the Company. The Company incurred $0 and $48,000 in consulting fees payable to a director for the years ended December 31, 2012 and 2011, respectively. Amounts payable under this agreement were $288,000 as of December 31, 2012 and 2011.

27

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 11 – INCOME TAXES

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based upon the difference between the financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed.

The income tax provision (benefit) is composed of the following at December 31:

	2012			2011
	Federal	State	Total	Federal	State	Total
Current	$-	$-	$-	$-	$-	$-
Deferred	-	-	-	-	-	-
			$-			$-

The following table presents a reconciliation of the statutory Federal rate and the Company’s effective tax rate for the years ended December 31:

	2012	2011
Tax provision (benefit) at Federal statutory rate	(34.00)%	(34.00)%
Accrued compensation	9.82%	22.55%
Accrued interest expense	9.73%	8.31%
Stock based compensation	0.32%	0.85%
Depreciation and amortization	0.13%	0.09%
Other	0.05%	0.07%
Change in valuation allowance	13.96%	2.13%
Effective tax rate	0.00%	0.00%

28

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 11 – INCOME TAXES (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following table presents significant components of the Company’s deferred tax assets and liabilities for the years ended December 31:

	2012	2011
Deferred tax assets:
Net operating loss carryforwards	$7,695,899	$7,719,301
Accrued compensation	1,662,473	1,381,805
Accrued interest	257,620	118,574
Credit carryforwards	124,525	124,525
Stock based compensation	802,512	132,855
Discount amortization	321,301	72,987
Amortization	41,895	30,195
Gross deferred tax assets	10,906,224	9,580,242
Less valuation allowance	(10,844,963)	(9,527,051)
Net deferred tax assets	61,261	53,191
Deferred tax liabilities:
Depreciation	(46,501)	(51,699)
Gain on sale of assets	(14,760)	(1,492)
Gross deferred tax liabilities	(61,261)	(53,191)
Net deferred tax assets	$-	$-

29

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 11 – INCOME TAXES (continued)

As of December 31, 2012, the Company had Federal net operating loss carryforward of approximately $20,303,057. The net operating loss carryforward expires at various dates beginning in 2026 if not utilized. In addition, the Company had net operating losses for Hawaii income tax purposes of approximately $16,600,397 as of December 31, 2012, which expire at various dates beginning in 2026 if not utilized. These amounts differ from the Company’s accumulated deficit due to permanent and temporary tax differences.

The Company’s valuation allowance was primarily related to the operating losses. The valuation allowance is determined in accordance with the provisions of ASC No. 740, Income Taxes, which requires an assessment of both negative and positive evidence when measuring the need for a valuation allowance. Based on the available objective evidence and the Company’s history of losses, management provides no assurance that the net deferred tax assets will be realized. As of December 31, 2012, the Company has applied a valuation allowance against its deferred tax assets net of the expected income from the reversal of the deferred tax liabilities.

For tax years 2006 to 2010 the Company received an aggregate amount of cash totaling $1,506,596 representing federal and State of Hawaii tax credits in connection with qualified research expenditures incurred.   The tax credits were created to encourage taxpayers to design, develop, and/or improve products, processes, techniques, formulas or software and intended to reward programs that pursue innovation in the State of Hawaii. The tax credits are reflected in the Statements of Operations.

NOTE 12 – RESEARCH GRANT INCOME

The Company was awarded a three year government grant from the National Institutes of Health to fund research costs and support the Company's development program by paying for inventory critical to the manufacturing of its product candidates. The grant included an allocation for indirect costs equal to 40% of the Company's costs incurred exclusive of subcontractor costs.

The grant was used to pay for inventory of $752,634, subcontractor costs of $60,000, salaries and benefits allocable to research of $42,234, and $4,879 for miscellaneous costs such as supplies. Additionally, $318,898 was allocated as indirect costs.

30

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 13 – BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

The following table sets forth the computation of the Company’s basic and diluted net income (loss) per share for the years ended December 31,:

	2012	2011

Net loss attributable to common shareholders, basic	$(2,543,390)	$(1,879,940)

Net loss attributable to common shareholders, diluted	$(2,543,390)	$(1,879,940)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic	9,488,227	9,488,227

Dilutive effect of common stock options	-	-

Weighted-average shares used to compute net loss per share attributable to common stockholders, diluted	9,488,227	9,488,2271

Net loss per share attributable to common stockholders, basic	$(0.27)	$(0.20)
Net loss per share attributable to common stockholders, diluted	$(0.27)	$(0.20)

The following outstanding shares of common stock equivalents were excluded from the computation of diluted net loss per share for the years presented because including them would have been antidilutive:

	December 31,	December 31,
	2012	2011

Common stock options	15,290,486	17,933,091

31

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 14 – CONCENTRATION

The Company purchases all of its inventory from one vendor in Germany. Although, there were no purchases from this vendor for the years ended December 31, 2012 and 2011, outstanding payables to this vendor were $86,255 and $84,778 as of December 31, 2012 and 2011, respectively.

NOTE 15 – LEASES

Lease settlement

On April, 29, 2011, the Company entered into a settlement agreement with a lessor whereby the Company would make monthly payments totaling $614,934 from January 1, 2011 to October 1, 2013, in exchange of a waiver of $786,945 in late and other fees, which is recorded as a gain on debt extinguishment on the 2011 statement of operations. In the event of default, this waived amount would be payable in full in addition to the settlement amount. Total lease settlement amounts payable were $251,184 and $472,434 as of December 31, 2012 and 2011, respectively.

Although in default at the end of 2012, the Company subsequently cured and settled the obligation in full on October 1, 2013. The lessor upheld the Satisfaction of Judgment without exercising any of the default provisions.

750,000 shares of the Companies Series B Preferred Shares were held as security for this note.

Hawaii Research Center

The Company entered into a lease for laboratory and office space on May 9, 2006. This lease was amended on September 7, 2011, and October 30, 2012. Under the terms of the October 30, 2012, lease amendment, the lease was extended for a period of one year. Total rent expense under this agreement was $71,760, $58,012, and $2,007,408, for the years ended December 31, 2012 and 2011, and from inception to December 31, 2012, respectively.

Manoa Innovation Center

The Company entered into an automatically renewable month-to-month lease for office space on August 13, 2010. Under the terms of this lease, the Company must provide a written notice 45 days prior to vacating the premises. Total rent expense under this agreement was $23,026, $25,473, and $63,958, for the years ended December 31, 2012 and 2011, and from inception to December 31, 2012, respectively.

Maturities

Future minimum lease payments under non-cancelable operating leases were $33,209, at December 31, 2012. This amount was all due during 2013.

32

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 16 – COMMITMENTS

Patent payable

As part of the formation of the Company, a patent license was transferred to the Company. The original license began in 2006. Under the terms of the license the Company agrees to pay $10,000 per year through 2015 and royalties of 2% on any revenues resulting from the license. There were no revenues generated by this license during the years ended December 31, 2012 and 2011 and from inception to December 31, 2012. The remaining obligation of $35,833 and $42,500 as of December 31, 2012 and 2011, respectively, is recorded as patent license payable on the balance sheet.

Employee settlement

As of December 31, 2012 and 2011 the Company owed a former employee a settlement payable in the amount of $50,000 for accrued vacation benefits. As part of the settlement, a stock option previously granted to the former employee was fully vested and extended.

License and agreements

In November 2006, the Company entered into a joint development and supply agreement with the supplier of all of its inventory. Under the agreement, the Company granted the supplier a non-exclusive world-wide license, with an option to convert the license to an exclusive license, to use the Company's rights related to the development and commercialization of human nutraceutical astaxanthin products. In 2013, license was converted to an exclusive license. The Company is to receive between specified royalties based on future net sales of such human nutraceutical astaxanthin products. No royalties were realized from this agreement as of December 31, 2012 or 2011.

In February 2012, the Company entered into a licensing agreement granting a company worldwide exclusive rights to certain monoclonal antibodies against paclitaxel and tangible property relating to assay kits to detect various anti-cancer compounds, including manufacturing and technical know-how. The Company is to receive payments upon attaining certain milestones and royalties based on future net sales of products utilizing the licensed technology. The Company generated $10,000 of fees during 2012 from this agreement.

33

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 17 – SUBSEQUENT EVENTS

The Company evaluated its December 31, 2012 financial statements for subsequent events through January 31, 2014, the date the financial statements were available to be issued and noted the following non-recognized events for disclosure.

On May 16, 2013, the Company formed a wholly-owned–subsidiary, Cardax Pharma, Inc., (“Pharma”). As part of the formation, the Company contributed its assets to Pharma in exchange for all of the capital stock of Pharma and the assumption by Pharma of all of the liabilities of the Company.

From January through April 2013, the Company issued $559,611 in notes payable to investors. In April through June 2013, the Company repaid $998,076 and $234,109 in notes payable principal and accrued interest, respectively.

On May 31, 2013, principal from existing notes in the amount of $3,180,806 (comprised of $2,621,195 in principal outstanding as of December 31, 2012 and $559,611 in new principal issued from January through April 2013) along with accrued interest of $467,437 were converted into a 2013 Bridge Loan along with $4,650,792 of new principal from May through September 2013 and $190,000 of new principal from October through November 2013. These notes accrue interest at 10% per annum with outstanding principal and interest due in 2014. These notes will automatically convert into common shares upon a reverse merger with a public entity at the rate of $0.625 per share.

On November 29, 2013, the Company entered into a definitive merger agreement (“Merger Agreement”) with Koffee Korner Inc., a Delaware corporation (“Koffee Korner”) (OTCBB: KOFF), and its wholly owned subsidiary (“Koffee Sub”), pursuant to which, among other matters and subject to the conditions set forth in such Merger Agreement, Koffee Sub would merge with and into Pharma. In connection with such merger agreement and related agreements, upon the consummation of such merger, Pharma will become a wholly owned subsidiary of Koffee Korner and Koffee Korner will issue shares of its common stock to the Company. At the effective time of such merger, the Company will own a majority of the shares of the then issued and outstanding shares of common stock of Koffee Korner.

On January 3, 2014, the Company issued $2,076,000 in notes payable to investors. These notes accrue interest at 10% per annum with outstanding principal and interest due in 2014. These notes will automatically convert into common shares upon a reverse merger with a public entity at the rate of $0.625 per share.

34